LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.,


                                                  the "Purchaser"


                               and


                     HOUSEHOLD BANK, f.s.b.


                                                    the "Company"


                               and


                       FLEET MORTGAGE CORP.


                                                   the "Servicer"
__________________________________________________________________

            MORTGAGE LOAN SALE AND SERVICING AGREEMENT

                   Dated as of November 1, 1996
__________________________________________________________________


          Conventional Residential Fixed Rate Mortgage Loans




                         TABLE OF CONTENTS

Section                                                       Page

                             ARTICLE I

                            DEFINITIONS

Section 1.01.  Definitions ................................     2

                             ARTICLE II

                    CONVEYANCE OF MORTGAGE LOANS;
                    POSSESSION OF MORTGAGE FILES;
              BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.01.  Conveyance of Mortgage Loans;
               Possession of Mortgage Files;
               Maintenance of Servicing Files .............    13
Section 2.02.  Books and Records; Transfers of
               Mortgage Loans .............................    13
Section 2.03.  Delivery of Documents ......................    14

                            ARTICLE III

                   REPRESENTATIONS AND WARRANTIES:
                         REMEDIES AND BREACH

Section 3.01.  Company Representations and Warranties .....    15
Section 3.02.  Servicer Representations and Warranties ....    18
Section 3.03.  Representations and Warranties Regarding


               Individual Mortgage Loans ..................    20
Section 3.04.  Remedies for Breach of Representations
               and Warranties .............................    29

                            ARTICLE IV

        ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01.  Servicer to Act as Servicer ................    32
Section 4.02.  Liquidation of Mortgage Loans ..............    34
Section 4.03.  Collection of Mortgage Loan Payments .......    34
Section 4.04.  Establishment of and Deposits
               to Custodial Account .......................    34
Section 4.05.  Permitted Withdrawals From
               Custodial Account ..........................    36
Section 4.06.  Establishment of and Deposits
               to Escrow Account ..........................    37
Section 4.07.  Permitted Withdrawals From Escrow Account ..    38
Section 4.08.  Payment of Taxes, Insurance and
               Other Charges ..............................    38
Section 4.09.  Protection of Accounts .....................    39
Section 4.10.  Maintenance of Hazard Insurance ............    39
Section 4.11.  Maintenance of Mortgage Impairment
               Insurance ..................................    40
Section 4.12.  Maintenance of Fidelity Bond and
               Errors and Omissions Insurance .............    40
Section 4.13.  Inspections ................................    41
Section 4.14.  Restoration of Mortgaged Property ..........    41
Section 4.15.  Maintenance of Primary Mortgage
               Insurance; Claims ..........................    41
Section 4.16.  Title Management and Disposition of
               REO Property ...............................    42
Section 4.17.  Real Estate Owned Reports ..................    44
Section 4.18.  Liquidation Reports ........................    44
Section 4.19.  Reports of Foreclosures and Abandonments
               of Mortgaged Property ......................    44

                             ARTICLE V

                       PAYMENTS TO PURCHASER

Section 5.01.  Remittances ................................    45
Section 5.02.  Statements to Purchaser ....................    45
Section 5.03.  Monthly Advances by Servicer ...............    46

                            ARTICLE VI

                   GENERAL SERVICING PROCEDURES

Section 6.01.  Transfers of Mortgaged Property ............    46
Section 6.02.  Satisfaction of Mortgages and Release
               of Mortgage Files ..........................    47
Section 6.03.  Servicing Compensation .....................    47
Section 6.04.  Annual Statement Regarding Minimum
               Servicing Standards ........................    48
Section 6.05.  Annual Independent Certified Public
               Accountants' Servicing Report ..............    48
Section 6.06.  Right to Examine Servicer Records ..........    48

                           ARTICLE VII

                 COMPANY AND SERVICER TO COOPERATE

Section 7.01.  Provision of Information ...................    49
Section 7.02.  Financial Statements; Servicing Facility ...    49



                           ARTICLE VIII

                      THE COMPANY AND SERVICER

Section 8.01.  Indemnification; Third Party Claims ........    49
Section 8.02.  Merger or Consolidation of the Company
               or the Servicer ............................    50
Section 8.03.  Limitation on Liability of Company,
               Servicer and Others ........................    50
Section 8.04.  Limitation on Resignation and Assignment
               by Company and the Servicer ................    51

                            ARTICLE IX

                              DEFAULT

Section 9.01.  Events of Default ..........................    53
Section 9.02.  Waiver of Defaults .........................    55

                             ARTICLE X

                            TERMINATION

Section 10.01.  Termination ...............................    55

                             ARTICLE XI

                       MISCELLANEOUS PROVISIONS

Section 11.01.  Successor to Servicer .....................    55
Section 11.02.  Amendment .................................    56
Section 11.03.  Closing ...................................    57
Section 11.04.  Governing Law .............................    58
Section 11.05.  Duration of Agreement .....................    58
Section 11.06.  Notices ...................................    58
Section 11.07.  Severability of Provisions ................    59
Section 11.08.  Relationship of Parties ...................    59
Section 11.09.  Execution; Successors and Assigns .........    59
Section 11.10.  Recordation of Assignments of Mortgage ....    59
Section 11.11.  Assignment by Purchaser ...................    60
Section 11.12.  No Solicitation ...........................    60
Section 11.13.  Reconstitution ............................    60

EXHIBITS


EXHIBIT A      MORTGAGE LOAN SCHEDULE
EXHIBIT B      CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C-1    MORTGAGE LOAN DOCUMENTS
EXHIBIT C-2    FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND
               RECEIPT
EXHIBIT D-1    CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT D-2    CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT E-1    ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-2    ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT F      MONTHLY REMITTANCE ADVICE
EXHIBIT G      MONTHLY ELECTRONIC DATA TRANSMISSION
EXHIBIT H      FORM OF CERTIFICATE OF SERVICING OFFICER FOR
               NONRECOVERABLE ADVANCES
EXHIBIT I      EXCEPTIONS TO THE PRIMARY MORTGAGE INSURANCE POLICY
               REPRESENTATIONS
EXHIBIT J      COMPANY'S OFFICER'S CERTIFICATE
EXHIBIT K      SERVICER'S OFFICER'S CERTIFICATE
EXHIBIT L      FORM OPINION OF COUNSEL FROM COMPANY
EXHIBIT M      FORM OPINION OF COUNSEL FROM SERVICER
EXHIBIT N      SECURITY RELEASE CERTIFICATION FORM A


EXHIBIT O      SECURITY RELEASE CERTIFICATION FORM B


          This is a Mortgage Loan Sale and Servicing Agreement (the "Agreement") for conventional fixed rate residential first lien mortgage loans, dated and effective as of November 1, 1996, and is executed among Lehman Capital, A Division of Lehman Brothers Holdings Inc., as purchaser (the "Purchaser"), Household Bank, f.s.b., as seller (together with its successors in interest or permitted assigns, the "Company") and Fleet Mortgage Corp., as servicer (together with its successors in interest or permitted assigns, the "Servicer").

                     W I T N E S S E T H

          WHEREAS, the Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser certain conventional, fixed rate, residential first lien mortgage loans (the "Mortgage Loans"), on a servicing retained basis, which have an aggregate outstanding principal balance as of the close of business on the Cut-off Date, after deduction of payments due on or before such date, of ($280,263,423.8776,000,000) and the Servicer has agreed to service the Mortgage Loans on behalf of the Purchaser in accordance with the terms set forth herein;

          WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed hereto as Exhibit A;

          WHEREAS, the Purchaser and the Company have agreed that the Purchaser will assign all of its rights and delegate all of its obligations hereunder to the Depositor (as defined herein) which in turn will assign all of its rights and delegate all of its obligations (except as otherwise specified herein) hereunder to the Trustee (as defined herein) under the Trust Agreement (as defined herein), and that each reference herein to the Purchaser is intended, unless otherwise specified, to mean Lehman Capital or the Trustee, as assignee, whichever is the holder of the Mortgage Loans from time to time; and

          WHEREAS, the Purchaser, the Company and the Servicer wish to prescribe the manner of purchase of the Mortgage Loans and the management, servicing and control of the Mortgage Loans.

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser, the Company and the Servicer agree as follows:

                          ARTICLE I
                         DEFINITIONS
                         -----------

          Section 1.01.  Definitions.  Whenever used herein, the
following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Accepted Servicing Practices: To the extent that there are specific servicing procedures and standards set forth in the FNMA Selling and Servicing Guide (MBS Special Servicing Option), as from time to time amended, such procedures and standards shall constitute Accepted Servicing Practices (to the extent that such procedures and standards are not inconsistent with this Agreement).


For matters as to which no specific servicing procedures or standards are contained in the FNMA Selling and Servicing Guide (MBS Special Servicing Option), the then present residential mortgage loan servicing practices of prudent mortgage lending institutions that service loans of the same type as the Mortgage Loans in the jurisdictions in which Mortgaged Properties are located shall constitute Accepted Servicing Practices; provided, that, the Servicer shall not be required to obtain the consent of the Purchaser regarding the Servicer-s determination not to seek any deficiency judgment against any Mortgagor.

          Agreement: This Mortgage Loan Sale and Servicing
Agreement and all amendments hereof and supplements hereto.

          ALTA: The American Land Title Association, or any successor thereto.

          Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related
Mortgaged Property.

          Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

          BIF: The Bank Insurance Fund, or any successor thereto.

          Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of South Carolina, or Wisconsin are authorized or obligated by law or executive order to be closed.

          Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.

          Buydown Mortgage Loan: Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

          Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage Loan.

          Certificates: Any or all of the Certificates issued pursuant to the Trust Agreement.

          Closing Date: November 13, 1996.

          Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Treasury Department regulations issued pursuant thereto.

          Company: Household Bank, f.s.b., a federal savings bank, or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

          Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a


Mortgagor in accordance with the terms of the related Mortgage Loan
Documents.

          Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.04.

          Custodian: First Trust National Association, in its capacity as custodian of the Mortgage Loan Documents, or its successors in interest.

          Cut-off Date: November 1, 1996.

          DCR: Duff & Phelps Credit Rating Co., or any successor in interest.

          Deleted Mortgage Loan: A Mortgage Loan that is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to
Section 3.04, replaced or to be replaced with one or more
Qualifying Substitute Mortgage Loans.

          Depositor: Structured Asset Securities Corporation, a
Delaware corporation, or its successors in interest or assigns.

          Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

          Due Date: The day of the month on which the Monthly
Payment is due on a Mortgage Loan, exclusive of any days of grace. The Due Date for all of the Mortgage Loans is the first day of each month.

          Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

          Eligible Account: One or more accounts (i) that are maintained with a depository institution whose (a) long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such holding company structure) at the time of deposit therein are rated at least -A- by S&P (or the equivalent by Fitch) and (b) short-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the short-term debt obligations of such holding company structure) at the time of deposit therein are rated at least -A-1- by S&P (or the equivalent by Fitch), (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained,
(iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity, or (v) that are maintained with Fleet National Bank, N.A. (-FNB-) provided that
(a) the long-term deposits of FNB are rated at least -A- by S&P (or the equivalent by Fitch) and (b) the short-term deposits of FNB are rated at least -A-1- by S&P (or the equivalent by Fitch). If either S&P or Fitch downgrades the rating of the long-term or short-term deposits of FNB below the levels specified above, within 30 days of such downgrade, the Custodial Account and Escrow Account must be established with another depository institution which satisfies the requirements set forth above.

          Eligible Investments: Any one or more of the following obligations or securities:

               (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

               (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its high-test short-term or one of its two highest long-term rating categories;

               (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation assigned by each Rating Agency in its highest short-term rating category;

               (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation to exceed 20% of the aggregate principal amount of all Eligible Investments in a Custodial Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

               (v)  commercial paper (including both
noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) assigned by each Rating Agency in its highest short-term rating category;

               (vi)  a Qualified GIC;



               (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

               (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by either Rating Agency of any of the Certificates; provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, and provided that any such investment will be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

          Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 4.12.

          Escrow Account: The account or accounts created and maintained pursuant to Section 4.06.

          Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

          Event of Default: Any one of the conditions or circumstances enumerated in Section 9.01.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

          FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

          Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

          First Remittance Date: December 18, 1996.

          Fitch: Fitch Investors Service, L.P., or any successor in interest.

          FNMA: Fannie Mae, or any successor thereto.

          GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States
Department of Housing and Urban Development.

          Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

          Lehman Capital: Lehman Capital, A Division of Lehman
Brothers Holdings Inc., or any successor in interest.


          Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

          Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the lesser of
(a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

          Material Defect: As defined in Section 2.03.

          Monthly Advance: The sum of the delinquent portions of any Monthly Payments at the close of business on the Determination Date required to be advanced by the Servicer pursuant to Section
5.03 on the Business Day immediately preceding the related
Remittance Date.

          Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

          Monthly Remittance Advice: The statement provided by the Servicer to the Purchaser on or prior to each Remittance Date pursuant to Section 5.02, in the form attached hereto as Exhibit F.

          Moody's: Moody's Investors Service, or any successor in interest.

          Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an estate in fee simple in real property securing the Mortgage Note.

          Mortgage File: The items pertaining to a particular
Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in
Section 4.11.

          Mortgage Interest Rate: With respect to each Mortgage
Loan, the fixed annual rate of interest on a Mortgage Note.

          Mortgage Loan: An individual Mortgage Loan that is the subject of this Agreement, each such Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

          Mortgage Loan Documents: The documents listed in Exhibit
C-1 hereto.

          Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the state code; (4) a code indicating whether the Mortgaged Property is a single family residence, 2-4 family residence, condominium unit, or PUD; (5) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (6) the Loan-to-Value Ratio at origination;
(7) the Mortgage Interest Rate as of the Cut-off Date; (8) the date that the first Monthly Payment was due; (9) the stated maturity date; (10) the amount of the Monthly Payment; (11) the last payment date on which a payment was actually applied to the outstanding principal balance; (12) the original principal balance of the Mortgage Loan; (13) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date, whether or not collected; (14) the Remittance Rate; (15) an indication of whether the Mortgaged Property is owner-occupied, investment property or a second home; (16) an indication whether the Mortgage Loan was a -cash-out- refinance Mortgage Loan, a -rate-term-Mortgage Loan, or a purchase money Mortgage Loan; and (17) an indication of whether the Mortgage Loan is a Buydown Mortgage Loan. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average remaining term to stated maturity of the Mortgage Loans.

          Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

          Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

          Mortgagor: The obligor on a Mortgage Note.

          Nonrecoverable Advance: All or any portion of any Monthly Advance previously made by the Servicer that, in the reasonable judgment of the Servicer, will not be ultimately recoverable from related Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or other amounts received with respect to the related Mortgage Loan.

          Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Servicer, as the case may be, and delivered to the Purchaser as required by this Agreement.

          Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company or the Servicer, as the case may be, (except that such counsel must be Independent (as defined in the Trust Agreement) outside counsel with respect to any such opinion relating to the REMIC Provisions), acceptable to the Purchaser.

          Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

          Prepayment Period: With respect to any Remittance Date, the calendar month preceding the month in which such Remittance
Date occurs.


          Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

          Prime Rate: The prime rate announced to be in effect from time to time, as published by The Wall Street Journal.

          Principal Balance: As to each Mortgage Loan, and for any Due Date and the Due Period ending thereon, (i) the principal balance of such Mortgage Loan outstanding at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser (or that will be distributed on the next succeeding Remittance Date) with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          PUD: Planned unit development.

          Purchase Price and Terms Letter: The Purchase Price and
Terms Letter dated as of October 9, 1996 between the Purchaser and the Company, as amended on October 29, 1996.

          Purchaser: Lehman Capital, or its successor in interest or any assignee thereof under this Agreement as herein provided, or of any such assignee.

          Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in a Custodial Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

               a) be an obligation of an insurance company or other corporation whose long-term debt rating is rated by each Rating Agency in its highest rating category or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in its highest rating category;

               b) provide that the Servicer may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

               c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment of funds pursuant to such contract would result in a downgrading of any rating of the Certificates, the Servicer shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Servicer;

               d) provide that the Servicer's interest therein shall be transferable to any successor servicer hereunder; and

               e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the related Collection
Account, not later than the Business Day prior to any Remittance
Date.


          Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA or FHLMC.

          Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan that, on the date of substitution, (i) has a Principal Balance (together with that of any other mortgage loan substituted for the same Deleted Mortgage Loan) as of the Due Date in the month in which such substitution occurs not in excess of the Principal Balance of the related Deleted Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the related Remittance Rate, to be remitted by the Company to the Servicer for deposit in the Custodial Account pursuant to Section 4.04), (ii) has a Mortgage Interest Rate not less than, and not more than one percentage point greater than, the Mortgage Interest Rate of the related Deleted Mortgage Loan, (iii) has a Remittance Rate not less than that of the related Deleted Mortgage Loan, (iv) has a remaining term to stated maturity not longer than, and not more than one year shorter than, the remaining term to stated maturity of the related Deleted Mortgage Loan, (v) is, in the reasonable determination of the Purchaser, of the same type, quality and character as the related Deleted Mortgage Loan as if the defect or breach had not occurred, and (vi) has a Loan-to-Value Ratio as of the date of such substitution not greater than that of the related Deleted Mortgage Loan.

          Record Date: The close of business of the last Business
Day of the month preceding the month of the related Remittance
Date.

          REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          REMIC Provisions: The provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

          Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such day) of any month, beginning with the First Remittance Date.

          Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate for such Mortgage Loan minus the Servicing Fee Rate.

          REO Disposition: The final sale by the Servicer of any REO Property.

          REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.

          REO Property: A Mortgaged Property acquired by the
Servicer on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

          Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Principal Balance of such Mortgage Loan plus
(ii) interest on such Principal Balance at the Remittance Rate from the date to which interest has last been paid (to the extent distributed to the Purchaser) to the date of repurchase, less amounts received or advanced in respect of such repurchased
Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

          S&P: Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor in interest.

          SAIF: The Savings Association Insurance Fund, or any successor thereto.

          Securities Act: The Securities Act of 1933, as amended.

          Servicer: Fleet Mortgage Corp., a South Carolina corporation, or its successor in interest or assigns, or any successor to the Servicer under this Agreement appointed as herein provided.

          Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property,
(b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Sections
4.02 and 4.08.

          Servicing Fee: With respect to each Mortgage Loan, the amount of the monthly fee the Purchaser shall pay to the Servicer, which shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal balance and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of each Monthly Payment collected by the Servicer, or as otherwise provided under
Section 4.05.

          Servicing Fee Rate: .25% per annum.

          Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File that are not delivered to the Purchaser and copies of the Mortgage Loan Documents listed in Exhibit C-1 the originals of which are delivered to the Purchaser pursuant to Section 2.03.

          Servicing Officer: Any officer of the Servicer involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Purchaser upon request, as such list may from time to time be amended.

          Subservicer: Fleet Mortgage Group, Inc., a Rhode Island corporation, or any successor in interest.

          Subservicing Agreement: The agreement, dated as of December 31, 1994, between the Servicer and the Subservicer pursuant to which the Subservicer will service the Mortgage Loans in a manner not inconsistent with the terms of this Agreement.

          Trust: The trust fund established by the Trust Agreement,


the assets of which primarily consist of the Mortgage Loans.

          Trust Agreement: The Trust Agreement dated as of November 1, 1996 between the Depositor and the Trustee.

          Trustee: First Bank National Association, as Trustee under the Trust Agreement, or its successor in interest or assigns.


                              ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS
AND RECORDS; DELIVERY OF DOCUMENTS

          Section 2.01. Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files. The Company, simultaneously with the execution and delivery of this Agreement and subjectto the receipt by the Company of the purchase price for the Mortgage Loans as set forth in the Purchase Price and Terms Letter, doeshereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans on a servicing retained basis.
Pursuant to Section 2.03, the Company shall deliver the Mortgage Loan Documents to the Purchaser (or its designee, including the Custodian) on or prior to the Closing Date.

          The contents of each Mortgage File not delivered to the Purchaser (or its designee, including the Custodian) are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The possession of each Servicing File by the Servicer is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall vest immediately in the Purchaser and shall be retained and maintained by the Servicer, in trust, at the will of the Purchaser and only in such custodial capacity. Each Servicing File shall be segregated from the other books and records of the Servicer and shall be marked appropriately to reflect clearly the sale of the related Mortgage Loan to the Purchaser. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Servicer-s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.04 or Section 6.02.

          Section 2.02. Books and Records; Transfers of Mortgage Loans. From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans including but not limited to all funds received on or in connection with the Mortgage Loan, shall be received and held by the Servicer in trust for the benefit of the Purchaser as owner of the Mortgage Loans.

          The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. The Servicer shall maintain in its possession, available for inspection during normal business hours by the Purchaser, or its designee, upon reasonable written notice and shall deliver to the Purchaser upon reasonable written notice, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to optical imagery techniques.

          The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection during normal business hours upon reasonable written notice by the Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

          The Servicer shall keep at its office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records show such Person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer all or any portion of the Mortgage Loans, provided that, the Servicer shall not be obligated to make monthly remittances hereunder to more than four (4) owners of Mortgage Loans at any one time. The Purchaser promptly shall advise the Servicer of the transfer. Upon receipt of notice of the transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. Upon receipt of notice of any subsequent transfer of any Mortgage Loan, the Servicer shall mark its books and records to reflect the ownership of such Mortgage Loan by such subsequent transferee.

          Section 2.03. Delivery of Documents. The Company shall deliver and release to the Purchaser (or its designee) at least one week prior to the Closing Date those Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan, a list of which is attached as Exhibit C-1 hereto. Within 90 days after the Closing Date, the Purchaser, or its designee, shall review those Mortgage Loan Documents which were delivered by the Company pursuant to this Section 2.03. Within 90 days of receipt by the Company of any notice from the Purchaser (or its designee) that any of the Mortgage Loan Documents is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule which in any such case materially and adversely affects the related Mortgage Loan (each, a "Material Defect"), the Company shall cure such Material Defect or, if it does not cure such Material Defect within such period, repurchase the related Mortgage Loan at the Repurchase Price (or, to the extent provided in Section 3.04, substitute one or more Qualifying Substitute Mortgage Loans). Notwithstanding anything to the contrary contained herein, the Purchaser shall not be obligated to purchase any Mortgage Loan if the related original Mortgage Note and original Assignment of Mortgage is not delivered to the Purchaser (or its designee) prior to the Closing Date.

          The Servicer shall forward to the Purchaser (or its designee) original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or Section 6.01 within one week of their execution, provided, however, that the Servicer shall provide the Purchaser with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly upon receiving the same from the appropriate public recording office.

                                 ARTICLE III

			REPRESENTATIONS AND WARRANTIES:
				REMEDIES AND BREACH

          Section 3.01.  Company Representations and Warranties.
The Company represents and warrants to the Purchaser that as of the Closing Date:

          (a) Due Organization and Authority. The Company is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company; in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; assuming the due authorization, execution and delivery hereof by the Purchaser and the Servicer, this Agreement evidences the valid, binding and enforceable obligation of the Company, subject, as to enforceability, to bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and to general principles of equity (regardless of whether the enforceability of this Agreement is considered in a proceeding in equity or at law); and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

          (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

          (c) No Conflicts. Neither the execution and delivery of this Agreement, the origination or acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the other transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, conflicts with or will result in a breach of any of the terms, conditions or provisions of the Company's charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitutes a default or will result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

          (d) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against the Company which, either in any one instance or in the aggregate, could reasonably be expected to result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

          (e) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date; provided, however, that the Company makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates;

          (f) Selection Process. The Mortgage Loans were selected from among the outstanding fixed rate one- to four-family mortgage loans in the Company's portfolio as to which the representations and warranties set forth in Section 3.03 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

          (g) Pool Characteristics. With respect to all of the Mortgage Loans (and, as to any percentage of the Mortgage Loans or Mortgaged Properties, with respect to the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date), (a) no more than (1.53%) are secured by real property improved by two- to four-family dwellings; (b) no more than (2.80%) are secured by real property improved by individual condominium units; (c) no more than (11.24%) are secured by real property improved by an individual unit in a planned unit development; (d) none are secured by shares in cooperative units; (e) at least (84.596.4%) are secured by real property with a detached one-family residence erected thereon or an individual unit in a planned unit development; (f) no more than (2.21.3%) of the Mortgaged Properties were owner-occupied second homes or investor properties; (g) at least (97.898.7%) of the Mortgaged Properties were owner-occupied primary residences; (h) no Mortgage Loans had at origination a Loan-to-Value Ratio in excess of (10095%); (i) the weighted average Loan-to-Value Ratio with respect to all of the Mortgage Loans is not greater than (73.9460%) at origination; (j) none of the Mortgage Loans were originated under a limited documentation program; (k) approximately (4.69%) of the Mortgage Loans were "cash-out" refinances, approximately (63.14.5%) of the Mortgage Loans were rate-term refinances and approximately (32.30.6%) of the Mortgage Loans were purchase money mortgage loans; (l) no more than approximately (31.4150%) of the Mortgaged Properties are located in the State of California; and
(m) all Mortgaged Properties (other than those located in California) are geographically dispersed with not any one state having more than (13.63%) of the Mortgaged Properties. The Mortgage Loans were underwritten in accordance with the Company's underwriting guidelines in effect at the time each Mortgage Loan as originated (provided that the Company may have made exceptions to its underwriting standards where there were compensating factors). Each Mortgage and Mortgage Note is a FNMA/FHLMC uniform instrument or was acceptable in form to FNMA or FHLMC as of the date of origination of the related Mortgage Loan. The minimum Mortgage Interest Rate on any Mortgage Loan is 4.75%, and the maximum Mortgage Interest Rate on any Mortgage Loan is 16.7513.50%. No more than 1.2( )% of the Mortgage Loans are secured by Mortgaged Properties located in the same United States postal zip code. The Mortgage Loans have a weighted average remaining term to stated maturity of approximately 2710 months.
The maximum original principal balance of any Mortgage Loan was ($1,000,000) the minimum original principal balance for any Mortgage Loan was ($17,400207,200) and the average original principal balance of the Mortgage Loans was approximately ($251,741282,766.)

          (h) No Untrue Information. The information concerning the Company and the Mortgage Loans set forth in this Agreement, including the exhibits hereto, and in any statement, report or other document furnished or to be furnished by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby is true, correct and complete in all material respects;

          (i)  Sale Treatment.  The disposition of the Mortgage
Loans pursuant to this Agreement will be treated by the Company for financial accounting and reporting purposes as a sale of assets;

          (j) Financial Statements. The Company has delivered to the Purchaser financial statements as to the last two complete fiscal years. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. In addition, the Company has delivered information as to its conventional mortgage loan delinquency and foreclosure experience for the immediately preceding two-year period, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered is true and correct in all material respects. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

          (k) No Brokers' Fees. The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

          (l) Ability to Perform. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement; and

          (m) Fair Consideration. The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

          Section 3.02.  Servicer Representations and Warranties:
The Servicer represents and warrants to the Purchaser that as of the Closing Date:

          (a) Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer; in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby to be performed by the Servicer have been duly and validly authorized; assuming the due authorization, execution and delivery hereof by the Purchaser and the Company, this Agreement evidences the valid, binding and enforceable obligation of the Servicer, subject, as to enforceability, to bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and to general principles of equity (regardless of whether the enforceability of this Agreement is considered in a proceeding in equity or at law); and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

          (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement to be performed by the Servicer are in the ordinary course of business of the Servicer;

          (c) No Conflicts. Neither the execution and delivery of this Agreement or the other transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, conflicts with or will result in a breach of any of the terms, conditions or provisions of the Servicer-s certificate of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitutes a default or will result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

          (d) Ability to Service. Each of the Servicer and the Subservicer is an approved seller/servicer of conventional residential mortgage loans for FNMA or FHLMC. The Servicer directly or through the Subservicer has the facilities, procedures, and experienced personnel necessary for the servicing, in accordance with Accepted Servicing Practices, of mortgage loans of the same type as the Mortgage Loans. Each of the Servicer and the Subservicer is in good standing to service mortgage loans for FNMA or FHLMC, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer or the Subservicer unable to comply with FNMA or FHLMC eligibility requirements or which would require notification to either FNMA or FHLMC;

          (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, could reasonably be expected to result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

          (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement to be performed by the Servicer, or if required, such approval has been obtained prior to the Closing Date; provided, however, that the Servicer makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates;

          (g) No Untrue Information. The information concerning the Servicer and the Mortgage Loans set forth in this Agreement, including the exhibits hereto, and in any statement, report or other document furnished or to be furnished by the Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby is or will be true, correct and complete in all material respects;

          (h) Financial Statements. The Servicer has delivered to the Purchaser or the Company consolidated financial statements as to the last two complete fiscal years. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Servicer and its parent and subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. In addition, the Servicer has delivered information as to its conventional mortgage loan delinquency and foreclosure experience for the immediately preceding two-year period, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered is true and correct in all material respects. There has been no change in the business, operations, financial condition, properties or assets of the Servicer since the date of the Servicer's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

          (i) Reasonable Servicing Fee. The Servicer acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

          (j) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it in this Agreement; and

          (k) Servicing. From and after the date on which a Mortgage Loan became subject to the terms and provisions of that certain Servicing Agreement dated as of April 28, 1995 by and between the Servicer and the Company (the -Prior Servicing Agreement-) each such Mortgage Loan has been serviced in accordance with Accepted Servicing Practices and in material compliance with the terms and provisions of the Prior Servicing Agreement.

          Section 3.03.  Representations and Warranties Regarding
Individual Mortgage Loans. As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the Closing Date:

          (a) Mortgage Loans as Described. The information set forth with respect to the Mortgage Loans on the Mortgage Loan Schedule provides an accurate listing of the Mortgage Loans, and the information with respect to each Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is given;

          (b) Payments Current. All payments required to be made, up to and including the Due Date immediately preceding the Cut-off Date, for each Mortgage Loan under the terms of the related Mortgage Note have been made, and no payment required to be made under any Mortgage Loan has been delinquent by more than thirty days more than one time within the twelve months preceding the Cut-off Date;

          (c) No Outstanding Charges. There are no defaults in complying with the terms of any Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid and that has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under any Mortgage Loan, except for interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

          (d) No Defenses. No Mortgage Note is subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render such Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

          (e) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of
Section 4.10. If, upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the federal Flood Insurance Administration is in effect, which policy conforms to the requirements of Section 4.10. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, each Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development or condominium. Each hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not engaged in, and has no knowledge of any Mortgagor's having engaged in, any act or omission that would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

          (f) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to each Mortgage Loan have been complied with, and the Company shall make or cause to be made available upon reasonable notice for the Purchaser's inspection, evidence of compliance with all such requirements;

          (g) No Satisfaction of Mortgage. Each Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

          (h) Valid First Lien. Each Mortgage evidences a valid, subsisting, enforceable and perfected first lien on the related
Mortgaged Property, including all improvements on the Mortgaged
Property.  The lien of the Mortgage is subject only to:

           1) liens of current real property taxes and assessments not yet due and payable, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute;

           2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located or specifically referred to in the lender-s title insurance policy or attorney-s opinion of title and abstract of title delivered to the originator of such Mortgage Loan; and

           3) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes a valid, subsisting and enforceable first lien on the property described therein and the Company has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of, the Mortgage.

          (i) Validity of Mortgage Documents. Each Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to each Mortgage Note and the related Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver such Mortgage Note and Mortgage and any other related agreement, and each Mortgage Note and Mortgage has been duly and properly executed by such parties;

          (j) Ownership. Immediately prior to the sale of the Mortgage Loans by the Company to the Purchaser pursuant to this Agreement, the Company was the sole owner and holder of each Mortgage Loan, each Mortgage Loan was not assigned or pledged, and the Company had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Purchaser free and clear, except as described in paragraph (h) above, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement. Immediately prior to the sale of the Mortgage Loans by the Company to the Purchaser pursuant to this Agreement, either the Company was the sole owner of record of each Mortgage Loan or the Servicer, for the benefit of the Company and as the Company-s nominee, was the sole record holder of each Mortgage Loan;

          (k)  LTV; Primary Mortgage Insurance Policy.  No Mortgage
Loan has a Loan-to-Value Ratio at origination (or, if any Mortgage
Loan has been the subject of a significant modification since origination, other than as a result of a default or imminent default, as of the date of such modification) greater than 95%.
Except for the Mortgage Loans set forth on Exhibit I, the original
LTV of the Mortgage Loan either was not more than 80% or the excess over 75% is and will be insured as to payment defaults by a Primary
Mortgage Insurance Policy meeting the requirements of Section 4.15 until the LTV of such Mortgage Loan is reduced to 80%. All Primary
Mortgage Insurance Policies shall insure at least 30% of the principal balance of the related Mortgage Loan at origination if the LTV is between 95.00% and 90.01%, at least 25% of such balance if the LTV is between 90.00% and 85.01%, and at least 12% of such balance if the LTV is between 85.00% and 80.01%. All provisions of such Primary Mortgage
Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The Mortgage
Interest Rate for the Mortgage Loan as set forth on the Mortgage
Loan Schedule is net of any such insurance premium;

          (l) Title Insurance. Each Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is generally acceptable to mortgage lending institutions originating mortgage loans in the locality where the related Mortgaged Property is located or (ii) an ALTA mortgagee title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring, subject to the exceptions listed in paragraph
(h) above, the Company, and its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. If the Mortgaged Property is a condominium unit located in a state in which a title insurer will generally issue an endorsement, then the related title insurance policy contains an endorsement insuring the validity of the creation of the condominium form of ownership with respect to the project in which such unit is located. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgagee title insurance. Additionally, such mortgagee title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Company is the named insured and the sole insured of such mortgagee title insurance policy, the assignment to the Purchaser of the Company's interest in such mortgagee title insurance policy does not require the consent of or notification to the insurer (or if such consent or notification is required, such consent has been received, or such notification has been given), and such mortgagee title insurance policy is in full force and effect and will be in force and effect and will inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgagee title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything that would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

          (m) Mortgaged Property Undamaged; No Defaults. No foreclosure action is being threatened or commenced with respect to any Mortgage Loan. There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property. Each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended. There is no default, breach, violation or event of acceleration existing under any Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

          (n) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting any Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

          (o) Loan Origination. Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a Federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein as necessary to make the information and statements therein not misleading. The originator of each Mortgage Loan was in compliance with any and all applicable "doing business" and licensing requirements in the jurisdiction in which the related Mortgaged Property was located when such party originated such Mortgage Loan;

          (p) Interest Accrual. Each mortgage loan provides for accrual of interest on the basis of a 360-day year consisting of twelve 30-day months.

          (q) Original Terms Unmodified. The terms of each Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which have been delivered to Purchaser (or its designee) prior to the Closing Date. The substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and the title insurer, to the extent required by the related policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, from the obligations imposed by the terms of the related Mortgage Note, and no Mortgaged Property has been released, in whole or in part, from the lien of the related Mortgage, except in connection with an assumption agreement approved by the issuer of any related Primary Mortgage Insurance Policy and the title insurer, to the extent required by the related policy, and which assumption agreement is part of the related Mortgage Loan File and the terms of which are reflected in the Mortgage Loan Schedule;

          (r) Location and Type of Mortgaged Property. Each Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project, or planned unit development shall conform with the Company-s underwriting guidelines in effect at the time that such Mortgage Loan was originated regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling. No portion of any Mortgaged Property is or has been used for commercial purposes;

          (s) Full Disbursement of Proceeds. Each Mortgage Loan has been closed and the proceeds of each Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing each Mortgage Loan and the recording of the related Mortgage were paid, and the related Mortgagor is not entitled to any refund of any amounts paid or due under such Mortgage Note or Mortgage;

          (t) Doing Business. All parties that have had any interest in any Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

          (u) Location of Improvements; No Encroachments. All improvements located on or being part of each Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property (and, if such Mortgaged Property is a condominium unit, such improvements lie wholly within the project) and no improvements on adjoining properties encroach upon such property. As of the date of origination of the Mortgage Loan, no improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning law or regulation;

          (v) Payment Terms. Each Mortgage Note is payable each month in equal monthly installments of principal and interest with the exception of the final Monthly Payment scheduled thereunder which may differ in a non-material amount, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization, with a principal balance at origination of no more than $1,000,000. The stated remaining term of each Mortgage Loan is between 36( ) and 357( ) months.

          (w) Customary Provisions. Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the related Mortgaged Property pursuant to the proper procedures, the holder of such Mortgage Loan will be able to deliver good and merchantable title to the related Mortgaged Property. There is no homestead or other exemption available to a Mortgagor that would interfere with the ultimate sale of the related Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

          (x) Occupancy of the Mortgaged Property. As of the date on which each Mortgage Loan was originated, the related Mortgaged Property was capable of being lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Except as set forth on the Mortgage Loan Schedule, each Mortgagor represented at the time of origination of the related Mortgage
Loan that such Mortgagor would occupy the related Mortgaged Property as such Mortgagor's primary residence;

          (y) No Additional Collateral. Each Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (h) above;

          (z) Deeds of Trust. In the event any Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Company, or any assignee or transferee thereof, to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

          (aa) Delivery of Mortgage Documents. Each Mortgage Note, the related Mortgage, the related Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan by the Company as set forth in Exhibit C-1 attached hereto have been delivered, in accordance with Section 2.03 hereof, to the Purchaser (or its designee). The Company or the Servicer, as the case may be, is in possession of a complete, true and accurate Mortgage File with respect to each Mortgage Loan in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Purchaser (or its designee);

          (bb) Transfer of Mortgage Loans.  Each Assignment of
Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged
Property is located;

          (cc) Due on Sale. Each Mortgage contains an enforceable provision (to the extent not prohibited by law) for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event that the related Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

          (dd) Buydown Provisions; No Graduated Payments or
Contingent Interests. No more than 0( )% of the Mortgage Loans (by Principal Balance) are Buydown Mortgage Loans. Each Buydown
Mortgage Loan has been fully funded. No Mortgage Loan is a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature;

          (ee) Consolidation of Future Advances. None of the Mortgage Loans contain any provisions permitting future advances after the Cut-off Date. Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. In each case, the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

          (ff) Collection and Origination Practices; Escrow Deposits. The origination and collection practices used with respect to each Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Company or the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. With respect to each Mortgage Loan that provides for Escrow Payments and where Escrow Payments have been collected, an escrow of funds is not prohibited by applicable law and has been established in accordance with Accepted Servicing Practices. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

          (gg) Appraisal. Each Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the related Mortgage Loan application by an appraiser who had no direct or indirect interest in the related Mortgaged Property and who meets the minimum qualifications of FNMA and FHLMC for appraisers, on a form approved by FNMA or FHLMC with such riders as have been approved by FNMA or FHLMC, as the case may be;

          (hh) Soldiers' and Sailors' Relief Act. No Mortgagor has notified the Company of, and the Company has no knowledge of, any relief requested or allowed to any Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

          (ii) No Construction Loans. No Mortgage Loan was made in connection with facilitating the trade-in or exchange of a Mortgaged Property;

          (jj) Adverse Conditions. The Company knows of no condition or event with respect to any Mortgage Loan which reasonably could cause it to expect that such Mortgage Loan shall become delinquent or that the value of such Mortgage Loan will otherwise be adversely affected;

          (kk) No Release. No Mortgage Loan requires the Mortgagee thereunder to release any portion of the related Mortgaged Property from the lien of the related Mortgage other than upon payment in full of such Mortgage Loan;

          (ll) Condominiums/Planned Unit Developments.  If any
Mortgaged Property is a condominium unit or a planned unit

development (other than a de minimis planned unit development) such condominium or planned unit development project meets the Company-s underwriting guidelines that were in effect at the time of origination of the related Mortgage Loan;

          (mm) REMIC Qualification.  Each Mortgage Loan is a
"qualified mortgage" within the meaning of Section 860G of the Code and Treas. Reg. ^U1.860G-2.

          (nn) No Violation of Environmental Laws. There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company-s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

          (oo) Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a -living trust- and such -living trust- is in compliance with FNMA.

          (pp) Servicing. From and after the date of origination, each Mortgage Loan has been serviced in accordance with Accepted Servicing Practices in all respects, and the Servicer has complied in all material respects with the provisions relative to the servicing and administration of each Mortgage Loan as such provisions are set forth in the Prior Servicing Agreement.

          (qq) Legal Proceedings. No Mortgaged Property is subject to foreclosure, litigation, bankruptcy or insolvency proceedings or any workout or foreclosure agreement, and, to the best of the Company-s knowledge, the filing of a bankruptcy or insolvency proceeding that would result in such Mortgage Loan becoming subject to bankruptcy or insolvency proceedings is not imminent.

          Section 3.04. Remedies for Breach of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Sections 3.01, 3.02, and 3.03 shall survive the sale of the Mortgage Loans to the Purchaser and the subsequent sale of the Mortgage Loans by the Purchaser to the Depositor and by the Depositor to the Trustee, and the delivery of the Mortgage Loan Documents to the Purchaser (or its designee) and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by the Company, the Servicer or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interests of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other parties.

          With respect to a breach of any representation or warranty set forth in Sections 3.01 or 3.03, within 90 days of the earlier of either discovery by or notice to the Company of any breach of any such representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interests of the Purchaser, or which materially and adversely affects the interest of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to the Mortgage Loans, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall repurchase the affected Mortgage Loan at the Repurchase Price.

          In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such breach, then, if such breach materially and adversely affects the value of any Mortgage Loan or the interests of the Purchaser in any Mortgage Loan, the Company shall repurchase such affected Mortgage Loan at the Repurchase Price.

          The Company may, within 90 days following the earlier of discovery by or notice to the Company of any such breach of Section 3.03, at its option and subject to the provisions described below, and provided that the Company has a Qualifying Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place one or more Qualifying Substitute Mortgage Loans, provided that no such substitution shall be made (i) after the two year period beginning on the Closing Date and (ii) unless the Purchaser has received an Opinion of Counsel (at the expense of the Company) that such substitution will not adversely affect the status of any REMIC established pursuant to the Trust Agreement as a REMIC or cause any such REMIC to be deemed to have engaged in a "prohibited transaction" under the REMIC Provisions. If the Company has no Qualifying Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this
Section 3.04 shall be accomplished by the Company remitting to the Servicer for deposit in the Custodial Account the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution which amount shall be remitted to the Company.

          At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Purchaser relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser and the Servicer that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify one or more Qualifying Substitute Mortgage Loans and amend the Mortgage Loan Schedule to reflect the addition of such Qualifying Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualifying Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement with respect to each Mortgage Loan shall be deemed made as to such Qualifying Substitute Mortgage Loan as of the date of such substitution. The Company shall effect such substitution by delivering to the Purchaser for such Qualifying Substitute Mortgage Loan the documents required by the Trust Agreement, with the Mortgage Note endorsed as required by the Trust Agreement. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall remit to the Servicer for deposit in the Custodial Account the Monthly Payment due on such Qualifying Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution less the related Servicing Fee shall be remitted to the Company by the Servicer. For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

          For any month in which the Company substitutes a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualifying Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be remitted by the Company to the Servicer for deposit in the Custodial Account at the time of such substitution.

          In addition to such repurchase or substitution obligation, the Company shall promptly reimburse the Purchaser for any expenses reasonably incurred by the Purchaser in enforcing its remedies hereunder in connection with any breach by the Company of any representation or warranty set forth in this Agreement. It is understood and agreed that the obligations of the Company set forth in this Section 3.04 to cure, substitute for or repurchase a defective Mortgage Loan and to reimburse the Purchaser as provided in this Section 3.04 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

          Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.03 shall accrue as to any Mortgage Loan upon failure by the Company to cure such breach or repurchase such Mortgage Loan as specified above.

          With respect to a breach of any representation or warranty set forth in Section 3.02, the Servicer shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other cost and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer representations and warranties contained in Section 3.02 of this Agreement.


				ARTICLE IV

		ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

          Section 4.01. Servicer to Act as Servicer. The Servicer, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through a Subservicer, to do, or cause to be done, any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

          Consistent with the terms of this Agreement, the Servicer may waive any late payment charge, assumption fee or other fee that may be collected in the ordinary course of servicing the Mortgage Loans. The Servicer shall not make any future advances to any obligor under any Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent) the Servicer shall not permit any modification of any material term of any Mortgage Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 5.03, in an amount equal to the difference between (a) such month's principal and one month's interest at the Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section
5.03. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Upon the request of the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.

          The Mortgage Loans may be subserviced by the Subservicer in accordance with the servicing provisions of this Agreement on behalf of the Servicer, provided that the Subservicer is a FNMA-approved lender or a FHLMC seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by FNMA or for seller/servicers imposed by FHLMC, or which would require notification to FNMA or FHLMC. The Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of the Subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Servicer. Any monies received by the Subservicer in respect of any Mortgage Loan shall be deemed to have been received by the Servicer whether or not actually received by it. The Servicer shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee.

          References in this Agreement to performance by the Servicer of its servicing responsibilities hereunder shall be deemed to include the Subservicer acting on behalf of the Servicer.

          At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the second preceding paragraph and approved by the Purchaser in writing (which approval shall not be unreasonably withheld), provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, the Servicer shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Servicer's own funds without reimbursement from the Purchaser.

          The Servicer shall be entitled to enter into an agreement with the Subservicer for indemnification of the Servicer by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Servicer alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer's fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment or other recovery in respect of a Mortgage Loan when the Subservicer has received such payment or recovery.

          Section 4.02. Liquidation of Mortgage Loans. In the event that any payment due under any Mortgage Loan and not deferred pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, and (3) is consistent with any related Primary Mortgage Insurance Policy.

          Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by such hazardous or toxic substances or wastes identified as such pursuant to any local, state or federal environmental law, rule or regulation, or if the Purchaser otherwise requests an environmental inspection, an inspection of such Mortgaged Property shall be conducted by a qualified inspector. Upon completion of such inspection, the Servicer shall promptly provide the Purchaser with a written report of such environmental inspection.

          In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure, and the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

          Section 4.03. Collection of Mortgage Loan Payments. Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property consistent with Accepted Servicing Practices, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

          Section 4.04. Establishment of and Deposits to Custodial Account. The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "Fleet Mortgage Corp., in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc.," or such other designation as the Purchaser may direct. The Custodial Account shall be an Eligible Account. Any funds deposited in the Custodial Account may be invested in Eligible Investments. Funds deposited in the Custodial Account may be withdrawn by the Servicer in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification substantially in the form of Exhibit D-1 hereto, in the case of an account established with the Servicer or an affiliate thereof, or by a letter agreement substantially in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Servicer or an affiliate thereof. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

          Funds in a Custodial Account may be invested in Eligible Investments which shall mature not later than the earlier of the Business Day immediately preceding the next succeeding Remittance Date, and such Eligible Investments shall not be sold or disposed of prior to their maturity. All income and gain realized from any investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the related Custodial
Account by the Servicer out of its own funds immediately as such loss is realized.

          The Servicer shall deposit in the Custodial Account on a daily basis, as received, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date:

          (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

          (ii) all payments on account of interest on the Mortgage Loans adjusted to the Remittance Rate;

          (iii)     all Liquidation Proceeds;

          (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14) and Section 4.11;

          (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property;

          (vi) any amount (without duplication) required to be deposited in the Custodial Account pursuant to Sections 4.01, 4.16, 5.03, 6.01 or 6.02;

          (vii) any amounts received by the Servicer payable in connection with the repurchase of any Mortgage Loan pursuant to
Section 3.04 and all amounts received by the Servicer which are required to be deposited by the Servicer in connection with a shortfall in principal amount of any Qualifying Substitute Mortgage Loan pursuant to Section 3.04;

          (viii) with respect to each Principal Prepayment received during the immediately preceding Prepayment Period, an amount (to be paid by the Servicer out of its funds as provided in Section 6.03 hereof) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Remittance Rate, the aggregate of such payments by the Servicer for any month not to exceed the aggregate of the Servicer's Servicing Fees for such month;

          (ix) any amounts required to be deposited by the Servicer into the Custodial Account pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

          (x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to
Section 4.16.

          The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to
Section 4.05.

          Section 4.05.  Permitted Withdrawals From Custodial
Account. The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

          (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

          (ii) to reimburse itself for Monthly Advances of the Servicer's funds made pursuant to Section 5.03, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, related Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to such Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of Purchaser, except that, where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 6.02, the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

          (iii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser except where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 6.02, in which case the Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

          (iv) to reimburse itself for any Nonrecoverable Advance;

          (v) to pay itself investment earnings on funds deposited in the Custodial Account;

          (vi) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01 or Section 8.03;

          (vii) to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property (including recordation expenses incurred in connection with a foreclosure proceeding and the reasonable costs of obtaining any Opinion of Counsel described in Section 4.16), it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

          (viii) to withdraw funds deposited in error in the Custodial Account; and

          (ix) to clear and terminate the Custodial Account upon the termination of this Agreement.

          Section 4.06. Establishment of and Deposits to Escrow Account. The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "Fleet Mortgage Corp., in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc." The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a certification substantially in the form of Exhibit E-1 hereto, in the case of an account established with the Servicer, or by a letter agreement substantially in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Servicer. A copy of such certification or letter, as applicable, shall be furnished to the Purchaser upon request.

          The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

          (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement and the related Mortgage Notes; and

          (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property pursuant to Section 4.14.

          The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

          Section 4.07. Permitted Withdrawals From Escrow Account. Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

          (i)  to effect timely payments of items constituting
Escrow Payments for the related Mortgage;

          (ii) to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow
Payments thereunder;

          (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

          (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage
Note;

          (v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in
Section 4.14;

          (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

          (vii) for application of Buydown Funds in accordance with the terms of any Buydown Mortgage Loan;

          (viii) to withdraw funds deposited in error in the Escrow Account; and

          (ix) to clear and terminate the Escrow Account on the termination of this Agreement.

          Section 4.08. Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of any ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of the Private Mortgage Insurance Policy premium and fire, flood and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall make a Servicing Advance from its own funds to effect such payment upon notice that payment of such amounts is due and unpaid.

          Section 4.09. Protection of Accounts. The Servicer may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time.

          Section 4.10. Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer that satisfies the requirements of FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount that is not less than the replacement value of the improvements securing such Mortgage Loan or the unpaid principal balance of such Mortgage Loan, whichever is less.

          If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available under the National Flood Insurance Program) a flood insurance policy meeting the requirements of the current guidelines of the federal Flood Insurance Administration is in effect with a generally acceptable insurance carrier that satisfies the requirements of FNMA or FHLMC in an amount representing coverage equal to the corresponding amount required by FNMA as set forth in the FNMA Mortgage-Backed Securities Selling and Servicing Guide or by FHLMC as set forth in the FHLMC Sellers' and Servicers' Guide.

          If a Mortgage is secured by a unit in a condominium, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current FNMA or FHLMC requirements, and secure from the owner's association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the property as security.

          All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard mortgagee clauses, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

          The Servicer shall not accept any such insurance policies from insurance companies unless such companies satisfy the requirements of FNMA or FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

          Pursuant to Section 4.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with the terms of the related Mortgage Note, in accordance with the Servicer's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

          Section 4.11. Maintenance of Mortgage Impairment Insurance. In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer's funds, without reimbursement therefor. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

          Section 4.12. Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts that the Servicer is required to carry pursuant to the Servicer-s agreement with FNMA or FHLMC. Upon the request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

          Section 4.13. Inspections. Within 60 days after a Mortgagor fails to make a Monthly Payment which failure is not cured the Servicer shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a record of each such inspection.

          Section 4.14. Restoration of Mortgaged Property. The Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices and the terms of the related Mortgage Note. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

          (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

          (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens; and

          (iii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

          If the Purchaser is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

          Section 4.15. Maintenance of Primary Mortgage Insurance; Claims. Except for the Mortgage Loans identified on Exhibit I attached hereto, each Mortgage Loan with a LTV at origination in excess of 80%, the Servicer shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy issued by a mortgage insurance company acceptable to FNMA or FHLMC.

          The Servicer shall pay or cause the Mortgagor to pay the premium thereon on a timely basis, until (a) the related Mortgage Loan is satisfied, (b) the following conditions are met: the Servicer has received a written request to cancel the related Primary Mortgage Insurance Policy and such cancellation is consistent with Accepted Servicing Practices, which, at a minimum, shall include the following conditions: (1) the related Mortgage Loan is current, (2) the related Mortgage Loan has not been more than 30 days delinquent in the 12-month period that precedes the request, and (3) the Mortgagor obtains at his or her cost, a new appraisal that indicates that the outstanding principal balance of the related Mortgage Loan is below 80% of the current appraised value of the Mortgaged Property, or (c) such time and on such conditions as applicable law requires that the Primary Mortgage Insurance Policy be canceled. In the event that such Primary Mortgage Insurance Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the Primary Mortgage Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the Primary Mortgage Insurance Policy for such reason. If the Servicer determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

          In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

          Section 4.16. Title Management and Disposition of REO Property. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

          The Servicer shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in accordance with Accepted Servicing Practices. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Purchaser.

          The Servicer shall dispose of any REO Property as soon as possible and shall sell such REO Property in any event within two years after title has been taken to such REO Property, unless (i) the Purchaser shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged
Property subsequent to such two-year period (and specifying the period beyond such two-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Purchaser (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of such two-year period, an extension of such two-year period in the manner contemplated by section 856(e)(3) of the Code, in which case the two-year period shall be extended by the applicable period. If a period longer than two years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement between the Servicer and Purchaser shall be entered into with respect to such purchase money mortgage.

          Notwithstanding any other provision of this Agreement, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code, (ii) subject the Trust to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or
(iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.

          The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

          The disposition of REO Property shall be carried out by the Servicer. The Servicer shall promptly notify the Purchaser, for approval, of any bonafide, commercially reasonable offer it receives for an REO Property. If the Purchaser does not object to such offer within ten (10) days after written receipt thereof, then the Purchaser shall be deemed to have approved such offer. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed Monthly Advances made pursuant to Section 5.03, and on the Remittance Date immediately following the Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

          The Servicer shall reimburse itself from the Custodial Account, pursuant to the provisions of Section 4.05, funds necessary for the proper operation, management and maintenance of each REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Servicer or the Servicer itself. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses) shall be deposited in the Custodial Account pursuant to Section 4.04.

          Section 4.17. Real Estate Owned Reports. Together with the statement furnished pursuant to Section 5.02, the Servicer shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request. The reasonable and documented out-of-pocket cost of providing such additional information shall be borne by the Purchaser.

          Section 4.18. Liquidation Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

          Section 4.19. Reports of Foreclosures and Abandonments of Mortgaged Property. Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section
6050J of the Code.


				ARTICLE V

			PAYMENTS TO PURCHASER

          Section 5.01. Remittances. On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Purchaser the sum of (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), and (b) all amounts, if any, which the Servicer is obligated to deposit into the Custodial Account pursuant to Section 5.03, but not including (i) any amounts attributable to Principal Prepayments received after the immediately preceding Prepayment Period, (ii) any Liquidation Proceeds and Insurance Proceeds received after the immediately preceding Prepayment Period, and (iii) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period, all of which amounts, together with any additional interest required to be deposited into a Custodial Account in connection with a Principal Prepayment in accordance with Section 4.04(viii), shall be remitted on the next succeeding Remittance Date.

          With respect to any remittance received by the Purchaser after the second Business Day following the Remittance Date on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

          Section 5.02. Statements to Purchaser. Not later than the Remittance Date, the Servicer shall furnish to the Purchaser (or its designee) a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit F annexed hereto, and an electronic tape, computer diskette or other electronic data transmission in a format agreed to by the Servicer and the Purchaser, containing the information set forth in Exhibit G hereto, as to the preceding remittance and the period ending on the related Determination Date.

          In addition, not more than 60 days after the end of each calendar year, the Servicer shall furnish to the Trustee an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

          Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time are in force.

          The Servicer shall prepare and file any and all tax returns, information statements or other filings relating to the period of time prior to the sale of the Mortgage Loans by the Servicer to the Purchaser required to be delivered to any governmental taxing authority pursuant to any applicable law with respect to the Mortgage Loans. In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax returns.

          Section 5.03. Monthly Advances by Servicer. On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds an amount equal to all Monthly Payments (with interest adjusted to the Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the related Determination Date or which were deferred pursuant to Section 4.01. The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that the Servicer shall not be obligated to make any Monthly Advance to the extent that, in its reasonable judgment, the Servicer determines that such Monthly Advance will not be ultimately recoverable by it either out of late payments by the Mortgagor, Liquidation Proceeds, Insurance Proceeds or otherwise, such determination (and any determination by the Servicer that it had made a Nonrecoverable Advance) to be certified by the Servicer by delivery of a Certificate from a Servicing Officer substantially in the form of Exhibit H hereto to the Purchaser on or prior to the Business Day preceding the related Remittance Date.


				ARTICLE VI

			GENERAL SERVICING PROCEDURES

          Section 6.01. Transfers of Mortgaged Property. The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights will impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any.

          If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement or a substitution of liability agreement, such fee, including any prepayment fees or penalties, will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

          To the extent that any Mortgage Loan is assumed, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee that are customarily used by the Company with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

          Section 6.02. Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.

          If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two Business Days of receipt of such demand by the Purchaser. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in
Section 4.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

          Section 6.03. Servicing Compensation. As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans, the amount of its Servicing Fee, less any amounts payable by the Servicer pursuant to Section 4.04(viii). The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period as to which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Servicer. The aggregate of the Servicing Fees for any month with respect to the Mortgage Loans shall be reduced by any amount payable by the Servicer with respect to such month pursuant to Section 4.04 (viii).

          Additional servicing compensation in the form of assumption fees, late payment charges, and other similar charges shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

          Section 6.04. Annual Statement Regarding Minimum Servicing Standards. The Servicer will deliver to the Purchaser on or before April 15 of each year, beginning April 15, 1997, a management representation letter to the Servicer-s independent public accountants stating that the authors: (a) are responsible for complying with the minimum servicing standards established in the Mortgage Bankers Association of America-s Uniform Single Attestation Program for Mortgage Bankers; (b) are responsible for establishing and maintaining an effective internal control structure; (c) have evaluated the Servicer-s compliance with such minimum servicing standards; (d) have not found any noncompliance with the minimum servicing standards; and (e) have disclosed any communications from regulatory agencies, internal auditors and other practitioners concerning possible noncompliance with the minimum servicing standards.

          Section 6.05. Annual Independent Certified Public Accountants' Servicing Report. On or before April 15 of each year beginning April 15, 1997, the Servicer, at its sole cost and expense, shall cause a member of a firm of the American Institute of Public Accountants to furnish a statement to the Purchaser to the effect that (a) such firm has examined certain documents and records relating to the servicing of mortgage loans by the Servicer and (b) on the basis of such an examination it will opine that management-s assertion that the Servicer has complied with the minimum servicing standards identified in the Mortgage Bankers Association of America-s Uniform Single Attestation Program for Mortgage Bankers, is fairly stated in all material respects..

          Section 6.06. Right to Examine Servicer Records. The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during normal business hours, upon reasonable advance written notice. Any such examination or audit shall not be an expense of the Servicer.


				ARTICLE VII

			COMPANY AND SERVICER TO COOPERATE

          Section 7.01. Provision of Information. During the term of this Agreement, the Company and Servicer, as appropriate, shall furnish to the Purchaser such periodic, special, or other reports or information and the Servicer shall furnish copies or originals of any documents contained in the Servicing File for each Mortgage Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser, any regulatory requirement pertaining to the Purchaser or the purposes of this Agreement. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.
Purchaser agrees that if such reports or information are not of the type usually prepared by the Company or the Servicer, as the case may be, Purchaser shall pay the reasonable and documented out-of-pocket costs of the Company or the Servicer, as the case may, for the preparation of such reports or information.

          The Company and Servicer, as appropriate, shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

          Section 7.02. Financial Statements; Servicing Facility. The Company and Servicer shall furnish promptly to the Purchaser the Company's and Servicer-s audited financial statements for the most recently completed two fiscal years, provided that, in the case of the Servicer such audited financial statements shall be consolidated financial statements which reflect the financial condition of the Servicer, its parent and its subsidiaries. The Company and Servicer also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company and Servicer (and are available upon request to members or stockholders of the Company and Servicer or to the public at large).

          The Company and Servicer also shall make available upon reasonable written notice and during normal business hours to the Purchaser or a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company and Servicer or the financial statements of the Company and Servicer.


				ARTICLE VIII

			THE COMPANY AND SERVICER

          Section 8.01. Indemnification; Third Party Claims. The Company and Servicer shall each indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain as a result of the failure of the Company or Servicer to perform their respective duties as specified herein, and with respect to the Servicer, to service the Mortgage Loans in strict compliance with the terms of this Agreement. Each of the Company and the Servicer, as appropriate, immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser if time permits) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against either the Company or the Servicer, as appropriate, or the Purchaser in respect of such claim. The Company or the Servicer, as the case may be, shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company and the Servicer (or with respect to the Servicer, at the Servicer's option, the Servicer shall be reimbursed out of the Custodial Account as provided in Section 4.05) for all amounts advanced by either of them pursuant to this Section 8.01 except when the claim results from the failure of the Servicer to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

          Section 8.02. Merger or Consolidation of the Company or the Servicer. Except as set forth in the following paragraph, the Company and the Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

          Any Person into which the Servicer or the Company, as the case may be, may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or the Company, as the case may be, shall be a party, or any Person to whom the Servicer or the Company, as the case may be, has sold substantially all of its assets, or any Person succeeding to the business of the Servicer or the Company, as the case may be, or with respect to the Servicer, any Person more than 50% of the voting stock of which is directly or indirectly owned by Fleet
Financial Group, Inc. or any limited partnership in which the sole general partner thereof is either the Servicer or a Person more than 50% of the voting stock of which is owned directly or indirectly by Fleet Financial Group, Inc., shall be the successor of the Servicer or the Company, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (i) the successor or surviving Person executes an agreement of assumption to perform the obligations of the Servicer or the Company, as the case may be, hereunder, whether occurring before or after such consolidation, merger, conversion or succession, and (ii) with respect to the Servicer, the successor or surviving Person shall be an institution that is approved to service mortgage loans on behalf of FNMA or FHLMC and has a net worth of not less than $15,000,000.

          Section 8.03. Limitation on Liability of Company, Servicer and Others. Neither the Company, the Servicer nor any of the directors, officers, employees or agents of the Company or the Servicer shall be under any liability to the Purchaser for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Company, the Servicer and any director, officer, employee or agent of the Company or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company and the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which, in the case of the Servicer, is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in either the Company-s or Servicer-s opinion may cause it to incur any expense or liability, provided, however, that the Company or the Servicer may, with the consent of the Purchaser (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company or the Servicer, as the case may be, shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action and any liability resulting therefrom (or, with respect to the Servicer, at the Servicer-s option, the Servicer shall be reimbursed out of the Custodial Account as provided in Section 4.05), other than any liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Company or the Servicer.

          Section 8.04. Limitation on Resignation and Assignment by Company and the Servicer. The Purchaser has entered into this Agreement with the Company and the Servicer in reliance upon the independent status of the Company and the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, neither the Company nor the Servicer unless otherwise permitted in this Agreement shall assign their respective rights under this Agreement or the servicing hereunder or delegate their respective duties hereunder or any portion thereof (to other than the Subservicer in the case of the Servicer), or sell or otherwise dispose of all or substantially all of their respective property or assets without, in each case, the prior written consent of the Purchaser, which consent shall not be unreasonably withheld; provided, that in each case, there must be delivered to the Purchaser a letter from each of the Rating Agencies to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In addition, the ability of the Servicer to assign its rights and delegate its duties under this Agreement to a successor servicer shall be subject to the following conditions:

          (i) Such successor servicer must be qualified to service loans for FNMA or FHLMC;

          (ii) Such successor servicer must have a net worth of not less than $15,000,000;

         (iii) Such successor servicer must execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement;

          (iv) There must be delivered to the Trustee a letter from each of the Rating Agencies to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates;

          (v) The Servicer shall, at its cost and expense, take such steps that may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer in accordance with Accepted Servicing Practices and applicable law, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Servicer shall timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) the Servicer shall transmit to any related insurer notification of such transfer of servicing; (C) the Servicer shall deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) the Servicer shall transfer to the successor servicer all funds held by the Servicer in respect of the Mortgage Loans, other than amounts payable to the Servicer pursuant to this Agreement; (E) the Servicer shall remit to the Purchaser the amount of any Monthly Advance made by the Servicer on any prior date out of amounts held in a Custodial Account for future distribution and not yet paid into such Custodial Account by the Servicer; (F) the Servicer shall, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, promptly upon receipt, the amount of any payments or other recoveries received by the Servicer, and the Servicer shall notify the successor servicer of the source and proper application of each such payment or recovery;
(G) the Servicer shall, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.

          Except as provided above, the Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance reasonably acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 11.01.

          Without in any way limiting the generality of this
Section 8.04, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than the Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser or as otherwise permitted in this Agreement, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 9.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

				ARTICLE IX

				  DEFAULT

          Section 9.01. Events of Default. Each of the following shall constitute an Event of Default on the part of the Servicer:

          (i) any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Purchaser; or

          (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, as appropriate, by the Purchaser; provided, however, if such default is reasonably susceptible of cure, but not within such 30 day period, then Servicer may be permitted up to an additional 30 days to cure such default provided that the Servicer diligently and continuously pursues such cure; or

          (iii) failure by the Servicer to maintain any license required to do business in any jurisdiction where a Mortgaged Property is located which failure adversely affects the Servicer-s ability to perform its obligations under this Agreement or adversely affects the value of any Mortgage Loan, which failure continues for a period of time longer than is deemed reasonable under the circumstances by the Purchaser; or

          (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

          (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations; or

          (vii)     the Servicer ceases to be either an approved
FNMA or FHLMC servicer; or

          (viii) the Servicer attempts to assign its right to servicing compensation hereunder without satisfying the requirements of Sections 8.02 or 8.04 or the Servicer attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets (other than in compliance with Sections 8.02 or 8.04) or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof to other than the Subservicer in violation of Sections 8.02 or 8.04; or

          (ix) the Servicer directly or through the Subservicer (to the extent that such Subservicer continues to subservice the Mortgage Loans) fails to have the facilities, procedures, and experienced personnel necessary for the servicing, in accordance with Accepted Servicing Practices, of the Mortgage Loans.

          In each and every such case, so long as an Event of Default shall not have been remedied (within, if applicable, the period specified), in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Servicer, may, taking into account, in the case of the Trustee, the best interests of holders of Certificates, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

          Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from any Purchaser, the Servicer shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with the Purchaser and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

          Section 9.02. Waiver of Defaults. By a written notice, the Purchaser may waive any default by the Company or Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

				ARTICLE X

				TERMINATION

          Section 10.01. Termination. This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage
Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Servicer and the Purchaser in writing.


				ARTICLE XI

			MISCELLANEOUS PROVISIONS

          Section 11.01. Successor to Servicer. Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01 or 10.01, the Purchaser shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iv) of Section 8.04 which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation (not to exceed the Servicing Fee) of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 11.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 3.02 and the Company of the representations and warranties made pursuant to Sections 3.01 and
3.03 and the remedies available to the Purchaser under Section 3.04, it being understood and agreed that the provisions of such Sections 3.01, 3.02, and 3.03 shall be applicable to the Company or Servicer, as the case may be, notwithstanding any such sale, assignment, resignation or termination of the Servicer, or the termination of this Agreement.

          Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.02, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 8.02, 8.04, 9.01, or 10.01 shall not affect any claims that any Purchaser may have against the Company or the Servicer arising out of the Company-s or the Servicer's actions or failure to act, as the case may be, prior to any such termination or resignation.

          The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account, all Mortgage Files and all Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

          Section 11.02. Amendment. Capitalized terms used in this Section 11.02 but not defined in this Agreement shall have the meanings assigned to them in the Trust Agreement.

          (a)  This Agreement may be amended from time to time by


the Company, the Servicer and the Purchaser (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions, with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to the Trust Agreement, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder of any Certificates issued by the Trust. Prior to entering into any amendment pursuant to this paragraph, the Purchaser may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder of Certificates, if the Purchaser receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

          (b) This Agreement may also be amended from time to time by the Company, the Servicer and the Purchaser with the consent of the Holders of not less than 66-2/3% of the Aggregate Certificate
Principal Amount of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or deleting any of the provisions of this Agreement or of modifying in any manner the rights of the Holders (except as such additions, changes, deletions or modifications may be permitted under Section 11.02(a) above); provided, however, that no such amendment shall be made unless the Purchaser receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of any REMIC created pursuant to the Trust Agreement as a REMIC or cause a tax to be imposed on any such REMIC.

          Section 11.03.      Closing .  The closing for the
purchase and sale of the Mortgage Loans shall be subject to the Purchaser receiving fully executed originals of the following documents:

          a.   this Agreement in three counterparts;

          b. a Custodial Account Certification in the form of Exhibit D-1 hereto or a Custodial Account Letter Agreement in the form of Exhibit D-2;

          c. an Escrow Account Certification in the form of Exhibit E-1 hereto or an Escrow Account Letter Agreement in the form of Exhibit E-2 hereto;

          d. an Officer-s Certificate from the Company in the form of Exhibit J hereto;

          e. a Trust Receipt from the Custodian with exceptions that are acceptable to Purchaser;

          f. an Officer-s Certificate from the Servicer in the form of Exhibit K hereto;

          g. an Opinion Letter of the Company in the form of Exhibit L hereto;

          h. an Opinion Letter of the Servicer in the form of Exhibit M hereto; and

          i. a Security Release Certification, in the form of Exhibit N hereto if the Company is a member of the Federal Home Loan Bank System executed by the applicable regional Federal Home Loan Bank and, if applicable, in the form of Exhibit O hereto executed by any other person, as requested by Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person.

          Section 11.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN SUCH STATE.

          Section 11.05. Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided, except that Sections 3.01, 3.02, 3.03, 8.01 and
8.03 shall survive such termination. This Agreement shall remain in full force and effect notwithstanding transfers of the Mortgage Loans by the Purchaser or any subsequent transferee.

          Section 11.06. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, or mailed by registered mail, postage prepaid, or shipped by generally recognized overnight courier service (provided that confirmation of delivery is received by the sender), addressed as follows, or to such other address as either party (or its assignee or any subsequent assignee thereof, in the case of the Purchaser) may designate by notice to the other party:

          (i)  if to the Company:
               Household Bank, f.s.b.
               2700 Sanders Road
               Prospect Heights, Illinois 60070

               Attention: Bruce A.  Foster
                                   Vice President

          with a copy to: Associate General Counsel (same address as above)

          or such other address as may hereafter be furnished to the Purchaser and the Servicer in writing by the Company;

          (ii) if to the Servicer:
               Fleet Mortgage Corp.
               c/o Fleet Mortgage Group, Inc.
               1333 Main Street, Seventh Floor
               Columbia, South Carolina 29201

               Attention: Executive Vice President of Servicing

          with a copy to:
               Jordan Dorchuck (same address as above)
                Vice President and Assistant General Counsel
               Camilla Cathcart (same address as above)
                Counsel

          or such other address as may hereafter be furnished to the Purchaser and the Company in writing by the Servicer;

          (iii)     if to the Purchaser:

               Lehman Capital, A Division of
               Lehman Brothers Holdings Inc.
               200 Vesey Street, 12th Floor
               New York, New York 10285

               Attention: Manager, Contract Finance

               with a copy to:

               Cadwalader, Wickersham & Taft
               100 Maiden Lane
               New York, New York 10038

               Attention: Robert O.  Link, Jr.
or such other address as may hereafter be furnished to the Company and the Servicer in writing by the Purchaser.

          Section 11.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          Section 11.08. Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company and the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

          Section 11.09. Execution; Successors and Assigns. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Company, the Servicer and the Purchaser and their respective successors and assigns.

          Section 11.10. Recordation of Assignments of Mortgage. To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of the Mortgaged Properties is situated, and in any appropriate public recording office or elsewhere, such recordation to be effected at the Purchaser's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

          Section 11.11. Assignment by Purchaser. The Purchaser shall have the right, upon notice to but without the consent of the Company or the Servicer, to assign, in whole or in part, its interest under this Agreement with respect to the Mortgage Loans (other than any rights of the Purchaser under Section 11.13) to any Person including, but not limited to the Depositor, which in turn may assign its interest under this Agreement with respect to the Mortgage Loans to the Trustee, and the Trustee then shall succeed to all rights of the Purchaser under this Agreement. All references to the Purchaser in this Agreement (other than in Section 11.13) shall be deemed to include its assignee or designee and any subsequent assignee, specifically including the Trustee, provided that the Servicer shall not be obligated to make monthly remittances hereunder to more than four
(4) owners of Mortgage Loans at any one time.

          Section 11.12. No Solicitation. From and after the date of execution of this Agreement, the Company and the Servicer agree that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Company's or Servicer's behalf, to solicit the borrower or obligor under any Mortgage Loan for purposes relating to the marketing of the Company's or Servicer's, as the case may be, first mortgage loan products, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser.
Notwithstanding the foregoing, it is understood and agreed that (a) promotions undertaken by the Company, the Servicer or any affiliate of the Company or the Servicer that are directed to segments of the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, and newspaper, radio and television advertisements and (b) general solicitations that include mortgagors with respect to potential refinancing and in targeted refinancing solicitations, so long, as the targeted group is based on either (i) the Servicer-s entire servicing portfolio or (ii) certain mortgage loan characteristics, and in either event does not consist primarily of Mortgagors shall not constitute solicitation under this Section 11.12. This Section
11.12 shall not be deemed to preclude solicitation for any other financial products or services.

          Section 11.13. Reconstitution. The Company and the Servicer understand and agree that it is the intent of the Purchaser to securitize the Mortgage Loans (i.e., to form a trust and to issue securities evidencing interests therein). The Company and the Servicer agree to review and adhere to the terms of any agreements that may be required to facilitate such securitization, it being understood that any such agreements will not impose upon the Company or the Servicer any obligations more burdensome than those contained in this Agreement, and to provide and execute such certificates, legal opinions and other documents as may be necessary to facilitate such securitization. Company shall reimburse the Servicer for any reasonable and documented out-of-pocket costs incurred by Servicer in complying with this
Section 11.13.

          Neither the Company nor the Servicer shall reveal to any party, without the written consent of Lehman Capital, the price paid to the Company by Lehman Capital for the Mortgage Loans, except to the extent that it is appropriate for the Company to reveal such information to its legal counsel, its auditors, and taxing authorities or other governmental authorities.

          The Company agrees that, notwithstanding anything to the contrary in the Purchase Price and Terms Letter or in this Agreement, the provisions of Section 3 of the Purchase Price and Terms Letter shall survive the execution of this Agreement and shall remain in effect until the closing of the securitization transaction referred to above.

          IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                   LEHMAN CAPITAL, A DIVISION OF
                                   LEHMAN BROTHERS HOLDINGS INC.
                                   By:
     					Name:
     					Title:

                                   HOUSEHOLD BANK, f.s.b.
                                   By:
     					Name:
     					Title:

                                   FLEET MORTGAGE CORP.
                                   By:
     					Name:
     					Title:
					EXHIBIT A
				MORTGAGE LOAN SCHEDULE
					EXHIBIT B
				CONTENTS OF EACH MORTGAGE FILE

          With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser (or its designee), and which shall be retained by the Servicer in the Servicing File or delivered to the Purchaser (or its designee) pursuant to
Section 2.03 of the Mortgage Loan Sale, Warranties and Servicing Agreement to which this Exhibit is attached (the "Agreement"):

                    1.	In the  case of each  Mortgage Loan  , the  original
			Mortgage Note endorsed without recourse in proper form as follows: "Pay to the order of _____________, without recourse" (in each case, with all necessary intervening endorsements as applicable).

                   2. The original of any guarantee executed in connection with the Mortgage Note (if any).

                    3. The original recorded Mortgage with evidence of recording indicated thereon. If, in connection with any Mortgage Loan, the Company cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date because of (a) a delay caused by the public recording office where such Mortgage has been delivered for recordation, (b) the original is retained by the public recording office or
			(c) such Mortgage has been lost, the Company shall deliver or cause to be delivered to the Trustee
			(or its custodian), in the case of a delay due to recording, a true copy of such Mortgage, pending delivery of the original thereof, together with an Officer's Certificate of the Company certifying that the copy of such Mortgage delivered to the Trustee (or its custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, in the case that the original is retained by the public recording office, a certified copy by such public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee and the Company that an original recorded Mortgage is not required to enforce the Trustee's interest in the Mortgage Loan.

                    4. The original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Company certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office.

                    5.  The  original   Assignment  of  Mortgage   for  each
			Mortgage Loan, in form and substance acceptable for
			recording.  If the Assignment of Mortgage is to be
			recorded, the Mortgage shall be assigned to the
			Purchaser.  If the Assignment of Mortgage is not
			to be recorded, the Assignment of Mortgage  shall be
			delivered in blank.   If the Mortgage  Loan was
			acquired by the Company in a merger, the Assignment of
			Mortgage must be made by "(        ),  successor by
			merger  to   (name  of predecessor)." If the Mortgage Loan
			was acquired or originated by the Company while doing business
			under another name, the Assignment of Mortgage must be
			by "(          ), formerly known as (previous name)."
			If the Mortgage Loan was assigned  by the Company to
			the Servicer  then the related Assignment of Mortgage
			must  be executed by the Servicer.  Subject to the
			foregoing, and where permitted under the applicable
			laws of the jurisdiction wherein the Mortgaged Property
			is located, such assignments of Mortgage may  be made
			by blanket assignments for Mortgage Loans secured by
			the Mortgaged Properties located in the same county.

                    6. Originals of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Purchaser , a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer-s Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

                    7. The original Primary Mortgage Insurance Policy or certificate of insurance, where required pursuant to the Agreement.

                    8. The original or duplicate original mortgagee policy of title insurance or attorney's opinion of title and abstract of title.

                    9. Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Company certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Trustee (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office.

                    10. The original hazard insurance policy and, if required
			by law, flood  insurance policy, in accordance with
			Section 4.10 of the Agreement.

                    11. Residential loan application.

                    12. Mortgage Loan closing statement.

                    13. Verification of employment and income.

                    14. Verification of  acceptable evidence  of source  and
			amount of downpayment.

                    15.  Credit report on the Mortgagor.

                    16.  Residential appraisal report.

                    17.  Photograph of the Mortgaged Property.

                    18.  Survey of the Mortgaged Property.

                    19. Copy  of each instrument necessary to complete
			identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

                    20. All required disclosure statements.

                    21. If available, termite report, structural engineer's
			report, water potability and septic certification.

                    22.  Sales contract (if applicable).

                    23. Tax receipts, insurance premium receipts,
			ledger sheets, payment history from date of origination , insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.


					EXHIBIT C-1
				MORTGAGE LOAN DOCUMENTS

          The Mortgage Loan Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the Purchaser or its designee pursuant to Section 2.03 of the Mortgage Loan Sale, Warranties and Servicing Agreement to which this Exhibit is annexed (the"Agreement"):

                1.  	In the case of each Mortgage Loan , the original Mortgage
			Note endorsed without recourse in proper form as follows: "Pay to the order of _____________, without recourse" (in each case, with all necessary intervening endorsements as applicable);

                2.  	The original of any guarantee executed in connection
			with the Mortgage Note;

                3.  	The original recorded Mortgage with evidence of
			recording indicated thereon. If, in connection with any Mortgage Loan, the Company cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date because of (a) a delay caused by the public recording office where such Mortgage has been delivered for recordation, (b) the original is retained by the public recording office or (c) because such Mortgage has been lost, the Company shall deliver or cause to be delivered to the Trustee (or its custodian), in the case of a delay due to recording, a true copy of such Mortgage, pending delivery of the original thereof, together with an Officer's
			Certificate of the Company certifying that the copy of such Mortgage delivered to the Trustee (or its custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, in the case that the original is retained by the public recording office, a certified copy thereof by such public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee and the Company that an original recorded Mortgage is not required to enforce the Trustee's interest in the Mortgage Loan;

                4.  	The original of each assumption, modification
			or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Company certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

              5.  	The original  Assignment of  Mortgage for each Mortgage
			Loan, in form and substance acceptable for recording. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank.
			If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by
			"(        ), successor by merger to (name of
			predecessor)." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "( ), formerly known as (previous name)." If the Mortgage Loan was assigned by the Company to the Servicer then the related Assignment of Mortgage must be executed by the Servicer. Subject to the foregoing, and where permitted under the applicable laws of the jurisdiction wherein the Mortgaged Property is located, such assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county;

                6.  	Originals of all intervening assignments of the
			Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Purchaser, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer-s Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

                7.  	The  original  or  duplicate  mortgagee  title
			insurance policy or attorney's opinion of title and abstract of title; and

                8.  	The original of any security agreement, chattel
			mortgage or equivalent executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Company certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Trustee (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office.



					EXHIBIT C-2
			REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT


									(Date)
(Trustee)
(Address)




          In connection with the administration of the mortgages held by you as Trustee (or by the Custodian on your behalf) under a certain Trust Agreement dated as of ( ), 199__ between Structured Asset Securities Corporation, as Depositor, and you, as Trustee (the "Trust Agreement"), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Trustee (or by the Custodian) with respect to the following described Mortgage Loan for the reason indicated below.


          Mortgagor's Name:

          Address:

          Loan No.:

          Reason for requesting file:

          1. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust
Agreement.)

          2. Mortgage Loan repurchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

          3.   Mortgage Loan  substituted.   (The  Servicer hereby  certifies
that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

          4.   The Mortgage Loan is being foreclosed.

          5.   Other.  (Describe)

          The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you (or to the Custodian) within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

          Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

                              (                   )

                              By:  _______________________________
                                   Name:
                                   Title:
				EXHIBIT D-1
			CUSTODIAL ACCOUNT CERTIFICATION

						______________________, 199__


          (     )  hereby certifies  that  it  has  established  the  account described below as a Custodial Account pursuant to Section
4.04 of the Mortgage Loan Sale, Warranties and Servicing Agreement, dated as of ( ), 199__.

          Title of Account:   Fleet  Mortgage  Corp.,  in  trust  for  Lehman
Capital, A Division of Lehman Brothers Holdings Inc.

          Account Number:     _________________________

          Address of office or branch of the Servicer at which Account is maintained:

		_______________________

		_______________________

		_______________________


                              (                   )
                              By:  _______________________________
                                   Name:
                                   Title:
				EXHIBIT D-2
			CUSTODIAL ACCOUNT LETTER AGREEMENT
						______________________, 199__

To:	____________________
	____________________
	____________________
          (the "Depository")

          As the Servicer under the Mortgage Loan Sale, Warranties
and Servicing Agreement, dated as of (   ), 199__ (the
"Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "Fleet Mortgage Corp., in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc.. All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

                              (                   )


                              By:  _______________________________
                                   Name:
                                   Title:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ___________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


				________________________________________
						Depository


                              By:  ________________________________
                                   Name:
                                   Title:

				EXHIBIT E-1
			ESCROW ACCOUNT CERTIFICATION
						__________________, 199__

          (              ) hereby certifies that it has established
the account described below as an Escrow Account pursuant to Section 4.06 of the Mortgage Loan Sale, Warranties and Servicing Agreement, dated as of () , 199__.

          Title of Account:   Fleet  Mortgage  Corp.,  in  trust  for  Lehman
Capital, A Division of Lehman Brothers Holdings Inc.

          Account Number: _______________________

          Address of office or branch of the Servicer at which Account is maintained:

	__________________________________________________

	__________________________________________________

	__________________________________________________


                              (                   )

                              By:  _______________________________
                                   Name:
                                   Title:

					EXHIBIT E-2
				ESCROW ACCOUNT LETTER AGREEMENT


						______________________, 199__


To:	____________________
	____________________
	____________________
          (the "Depository")


          As Servicer under the Mortgage Loan Sale, Warranties and
Servicing Agreement, dated as of (      ), 199__ (the "Agreement"),
we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.07 of the Agreement, to be designated as "Fleet Mortgage Corp., in trust for Lehman Capital,
A Division of Lehman Brothers Holdings Inc.," or such other designation as the Purchaser may direct. All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.


                              (                   )

                              By:  _______________________________
                                   Name:
                                   Title:


                              Date:     _______________________________

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number _____________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


				_________________________________________
						Depository


                              By:  _______________________________
                                   Name:
                                   Title:

                              Date:     _______________________________

					EXHIBIT F
				MONTHLY REMITTANCE ADVICE
					EXHIBIT G
				MONTHLY ELECTRONIC DATA TRANSMISSION
					EXHIBIT H
			FORM OF CERTIFICATE OF SERVICING OFFICER
				FOR NONRECOVERABLE ADVANCES
						___________________________
								(date)
(Trustee)
(Address)



               Re:  Mortgage Loan  Sale, Warranties and Servicing
		    Agreement, dated as of (       ), 199__ (the
		    "Agreement")

Ladies and Gentlemen:

          In accordance with the provisions of Section 5.03 of the above-referenced Agreement, the undersigned hereby certifies that it has determined, with regard to the Mortgage Loan(s) identified below, that (future advances would) (Monthly Advances previously made in the amount of $____________ will) not be ultimately recoverable.


______________________________________________________________
Mortgagor                          Identifying Number


______________________________________________________________
Mortgagor                          Identifying Number


______________________________________________________________
Mortgagor                          Identifying Number


                              (                   )


                              By:  _______________________________
                                   Name:
                                    Title:

					EXHIBIT I
		EXCEPTIONS TO THE PRIMARY MORTGAGE INSURANCE POLICY
				REPRESENTATIONS
					K-1

					EXHIBIT J

				COMPANY'S OFFICER'S CERTIFICATE

          I,  ____________________, hereby certify that I am the duly elected
(Vice) President of (COMPANY), a federally chartered institution organized under the laws of the United States, (the "Company") and further as follows:

          1. Attached hereto as Exhibit A is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since (Cut-off Date).

          2. Attached hereto as Exhibit B is an original certificate of corporate existence of the Company, issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such existence.

          3. Attached hereto as Exhibit C is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver the Purchase and Servicing Agreement (as defined below) by original signature, and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original (or facsimile) signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver rescission or modification since (Date).

          4. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Mortgage Loan Sale and Servicing Agreement, dated as of November 1, 1996 (the "Purchase and Servicing Agreement"), by and among the Company, Fleet Mortgage Corp., and Lehman Capital, a Division of Lehman Brothers Holdings Inc. (the "Purchaser") or the sale of the mortgage loans or the consummation of the transactions contemplated by the Purchase and Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

          5. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Purchase and Servicing Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

          6. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase and Servicing Agreement or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase and Servicing Agreement.


          7. Each person listed on Exhibit E attached hereto who, as an officer or representative of the Company, signed (a) the Purchase and Servicing Agreement and (b) any other document delivered prior hereto or on the date hereof in connection with any purchase described in the Agreement was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit E, and the signatures of such persons appearing on such documents are their genuine signatures.

          8. The Company is duly authorized to engage in the transactions described and contemplated in the Purchase and Servicing Agreement.

   IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated: 			By:

          Name:

     (Seal)         Title:    (Vice) President



          I, ________________________, an (Assistant) Secretary of
(COMPANY), hereby certify that ____________ is the duly elected, qualified and acting (Vice) President of the Company and that the signature appearing above is (her) (his) genuine signature.

          IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:             	By:

          Name:
          Title:    (Assistant) Secretary

	                                       EXHIBIT E to
                                        Company's Officer's Certificate



     Name                Title                    Signature

					EXHIBIT K
				SERVICER-S OFFICER-S CERTIFICATE

          I, ____________________, hereby certify that I am  the duly elected
(Vice) President of (SERVICER), a corporation organized under the laws of the (state of ____________), (the "Servicer") and further as follows:

          1. Attached hereto as Exhibit A is a true, correct and complete copy of the charter of the Servicer which is in full force and effect on the date hereof.

          2. Attached hereto as Exhibit B is a true, correct and complete copy of the bylaws of the Servicer which are in effect on the date hereof.

          3. Attached hereto as Exhibit C is an original certificate of corporate existence of the Servicer, issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

          4. Attached hereto as Exhibit D is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Servicer authorizing the Servicer to execute and deliver the Purchase and Servicing Agreement (as hereinafter defined) by original signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver rescission or modification since (Date).

          5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with the Mortgage Loan Sale and Servicing Agreement, dated as of November 1, 1996 (the "Purchase and Servicing Agreement"), by and among the Servicer, Household Bank, F.S.B. and Lehman Capital, a Division of Lehman Brothers Holdings Inc. (the "Purchaser"), or the consummation of the transactions contemplated by the Purchase and Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Servicer.

          6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Purchase and Servicing Agreement, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the articles of incorporation or by-laws of the Servicer, to the best of my knowledge the terms of any indenture or other agreement or instrument to which the Servicer is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Servicer is subject or by which it is bound.

          7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Servicer which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of the Purchase and Servicing Agreement or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Servicer to perform under the terms of the Purchase and Servicing Agreement.

          8. Each person listed on Exhibit E attached hereto who, as an officer or representative of the Servicer, signed the Purchase and Servicing Agreement, was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Servicer, who holds the office set forth opposite his or her name on Exhibit E, and the signatures of such persons appearing on such documents are their genuine signatures.

          9. The Servicer is duly authorized to engage in the transactions described and contemplated in the Purchase and Servicing Agreement.
     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated:         		By:


          	Name:

     (Seal)         		Title:    (Vice) President

          I, ________________________, an (Assistant) Secretary of
(SERVICER), hereby certify that ____________ is the duly elected, qualified and acting (Vice) President of the Servicer and that the signature appearing above is (her) (his) genuine signature.

          IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:         	By:

          Name:
	  Title:    (Assistant) Secretary
                               EXHIBIT E to
                                        Servicer's Officer's Certificate



     Name                Title                    Signature

					EXHIBIT L
			(FORM OF OPINION OF COUNSEL FROM THE COMPANY)


                                   (date)



Lehman Capital, a Division of
Lehman Brothers Holdings Inc.
American Express Tower, 8th Floor
World Financial Center
New York, New York 10285-0800

Dear Sirs:
          You have requested (our) (my) opinion, as (Assistant) General Counsel to (COMPANY) (the "Company"), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Mortgage Loan Sale and Servicing Agreement by and among the Company, Fleet Mortgage Corp. and Lehman Capital, a Division of Lehman Brothers Holdings Inc. (the "Purchaser"), dated as of November 1, 1996 (the "Purchase and Servicing Agreement"). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase and Servicing Agreement.

          (We) (I) have examined the following documents:

          1.   the Purchase and Servicing Agreement;

          2.   the form of Assignment of Mortgage;

          3.   the form of endorsement of the Mortgage Notes; and

          4. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

          To the extent (we) (I) have deemed necessary and proper,
(we) (I) have relied upon the representations and warranties of the Company contained in the Purchase and Servicing Agreement. (We) (I) have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

          Based upon the foregoing, it is (our) (my) opinion that:

           1.	The  Company  is  a  federally  chartered  savings  bank  duly
		organized, validly existing and in good standing under the laws of the United States and is qualified to transact business in, and is in good standing under, the laws of each state in which a Mortgaged Property is located or is otherwise exempt from such qualifications.

           2.  	The  Company  has  the power  to  engage  in  the transactions
		contemplated by the Purchase and Servicing Agreement and all requisite power, authority and legal right to execute and deliver the Purchase and Servicing Agreement and the Mortgage Loans and to perform and observe the terms and conditions of such instruments.

           3. 	The Purchase and Servicing Agreement has been duly authorized,
		executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially inter-fere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

           4. 	The Company has been duly authorized to allow any of its
		officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Purchase and Servicing Agreement and by original or facsimile signature in order to execute the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original or facsimile signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

           5. 	Either (i) no consent, approval, authorization or order of any
		court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase and Servicing Agreement or the sale and delivery of the Mortgage Loans or the consummation of the transactions contemplated by the Purchase and Servicing Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

           6.	Neither the  consummation of the transactions contemplated by,
		nor the fulfillment of the terms of, the Purchase and Servic-ing Agreement or the Mortgage Loans conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

           7.	There  is no action, suit, proceeding or investigation pending
		or, to the best of my knowledge, threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase and Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase and Servicing Agreement or the Mortgage Loans.

           8.	The sale of each Mortgage Note and Mortgage as and in the
		manner contemplated by the Purchase and Servicing Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

           9. 	To the best of my knowledge, upon due inquiry, the
		Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Purchase and Servicing Agreement.

The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located.
The endorsement of the Mortgage Notes, the delivery to the Purchaser (or its designee) of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser or its designee are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

	This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.


                                   Very truly yours,


                                   (Name)
                                   (Assistant) General Counsel

EXHIBIT M
(FORM OF OPINION OF COUNSEL FROM THE SERVICER)


                                   (date)



Lehman Capital, a Division of
Lehman Brothers Holdings Inc.
American Express Tower, 8th Floor
World Financial Center
New York, New York 10285-0800

Dear Sirs:
          You have requested my opinion, as Counsel to Fleet Mortgage Corp. (the "Servicer"), with respect to certain matters in connection with the assumption of servicing responsibilities by the Servicer of the Mortgage Loans pursuant to that certain Mortgage Loan Sale and Servicing Agreement by and among the Servicer, Household Bank, F.S.B. and Lehman Capital, a Division of
Lehman Brothers Holdings Inc.  (the "Purchaser"), dated as of
November 1, 1996 (the "Purchase and Servicing Agreement"). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase and Servicing Agreement.

          (We) (I) have examined the following documents:

          1.	the Purchase and Servicing Agreement; and

          2.	such other documents, records and papers as we have deemed
                necessary and relevant as a basis for this opinion.

          To the extent (we) (I) have deemed necessary and proper,
(we) (I) have relied upon the representations and warranties of the Servicer contained in the Purchase and Servicing Agreement. (We)
(I) have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

         Based upon the foregoing, it is (our) (my) opinion that:

           1. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the South
Carolina.

           2. The Servicer has the power to engage in the transactions contemplated by the Purchase and Servicing Agreement and all requisite power, authority and legal right to execute and deliver the Purchase and Servicing Agreement and to perform and observe the terms and conditions of such instruments.

           3. The Purchase and Servicing Agreement has been duly authorized, executed and delivered by the Servicer and assuming that the laws of New York are the same as the laws of South Carolina is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Servicer, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance (regardless of whether such enforcement is sought in a proceeding in equity or at law).

           4. The Servicer has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Purchase and Servicing Agreement.

           5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with the Purchase and Servicing Agreement or (ii) any required consent, approval, authorization or order has been obtained by the Servicer.

           6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Purchase and Servicing Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the articles of incorporation or by-laws of the Servicer, the terms of any indenture or other agreement or instrument known by me to which the Servicer is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Servicer is subject or by which it is bound.

           7. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Servicer which, in my judgment, either in any one instance or in the aggregate, is likely to result in any material adverse change in the business, operations, financial condit-ion, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of the Purchase and Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Servicer to perform under the terms of the Purchase and Servicing Agreement.

	This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

                                   Very truly yours,


                                   (Name)
                                   (Assistant) General Counsel

					EXHIBIT N
				SECURITY RELEASE CERTIFICATION








						___________________, 199_



Federal Home Loan Bank of





Attention:


          Re: Notice of Sale and Release of Collateral

Dear Sirs:


          This letter serves as notice that (COMPANY), a (state) (federally) chartered savings and loan association (in the state of ___________) (the "Association") has committed to sell to Lehman Capital, a Division of Lehman Brothers Holdings Inc. ("LCC") under a Mortgage Loan Sale and Servicing Agreement dated as of November
1, 1996, certain mortgage loans originated by the Association. The Association warrants that the mortgage loans to be sold to LCC are in addition to and beyond any collateral required to secure advances made by you to the Association.

          The Association acknowledges that the mortgage loans to be sold to LCC shall not be used as additional or substitute collateral for advances made by you. LCC understands that the balance of the Association's mortgage loan portfolio may be used as collateral or additional collateral for advances made by you, and confirms that it has no interest therein.

          Execution of this letter by the Federal Home Loan Bank of _________________________ shall constitute a full and complete release of any security interest, claim, or lien which the Federal
Home Loan Bank of _____________________ may have against the mortgage loans to be sold to LCC.


                                   Very truly yours,
                                   (COMPANY)

     						By:
     						Name:
     						Title:
     						Date:

Acknowledged and approved:

FEDERAL HOME LOAN BANK OF


By:
Name:
Title:
Date:
				EXHIBIT O

			SECURITY RELEASE CERTIFICATION

			I.  Release of Security Interest

          The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage
Loans to be purchased by Lehman Capital, a Division of Lehman Brothers Holdings Inc. from the Company named below pursuant to that certain Mortgage Loan Sale and Servicing Agreement, dated as of November 1, 1996, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Lehman Capital, a Division of Lehman Brothers Holdings Inc.

Name and Address of Financial Institution


                (name)


               (Address)

     By:
			II.  Certification of Release

          The Company named below hereby certifies to Lehman Capital, a Division of Lehman Brothers Holdings Inc. that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Lehman Capital, a Division of Lehman Brothers Holdings Inc., the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The
Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                   (SELLER)

     				By:
     				Title:
     				Date: